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                                                                   EXHIBIT 99.3

ROBERT C. SCHUBERT S.B.N. 62684
JUDEN JUSTICE REED S.B.N. 153748                              FILED
SCHUBERT & REED LLP                                    98 MAY 18   PM 4:23
Two Embarcadero Center, Suite 1050                  CLERK, U.S. DISTRICT COURT
San Francisco, California 94111                  SOUTHERN DISTRICT OF CALIFORNIA
Telephone: (415) 788-4220
                                                       BY: J. HASLAN DEPUTY
Attorneys for Plaintiff Harold M. Sucher,
Individually, and on Behalf of a Class
Of Persons Similarly Situated


                          UNITED STATES DISTRICT COURT

                        SOUTHERN DISTRICT OF CALIFORNIA


HAROLD M. SUCHER, Individually,              No. '98 OV  932JM (AJB)
and On Behalf of a Class of
Persons Similarly Situated,                  CLASS ACTION COMPLAINT FOR
                                             VIOLATION OF FEDERAL SECURITIES
               Plaintiff,                    LAWS

vs.                                          JURY TRIAL DEMANDED

FPA MEDICAL MANAGEMENT INC., a
Delaware corporation; STEPHEN
DRESNICK; KEVIN ELLIS; SETH
FLAM; HOWARD HASSMAN; STEVEN
LASH; and SOL LIZERBRAM,

              Defendants.

      Plaintiff, individually and on behalf of all others similarly situated, by his undersigned attorneys, alleges as follows:

                                NATURE OF ACTION

      1. This action is brought by plaintiff, under the federal securities laws, individually and on behalf of a class of purchasers of the common stock of defendant FPA Medical Management Inc., a Delaware corporation ("FPA" or "the Company"), during the period from February 27, 1997 through and including May 15, 1998,

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inclusive (the "Class Period") to recover damages caused by defendants'
violations of the federal securities laws.

      2. As hereinafter alleged, during the Class Period defendants misrepresented the truth about FPA, its finances, revenues, gross margins and future business prospects. In particular, defendants misrepresented the Company's financial results and operations for each of the quarters of fiscal 1997, as well as the Company's prospects for the first fiscal quarter of 1998. As a result of the material misrepresentations, the Company's securities traded at inflated prices on the NASDAQ National Market System. While in possession of material adverse non-public information about the Company's business and financial condition, the named individual defendants sold in the aggregate 429,040 shares of the Company's common stock, realizing proceeds of $10,219,897.50.

                             JURISDICTION AND VENUE

      3. The claims asserted herein arise under and pursuant to Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78j(b) and 78t(a) ("the Exchange Act") and Rule 10b-5, (17 C.F.R. Section 240.10b-5), promulgated thereunder by the Securities and Exchange Commission ("SEC").

      4. Jurisdiction is proper in this court under Section 27 of the Exchange Act, 15 U.S.C. Section 78aa and 28 U.S.C. Section 1331 (federal question jurisdiction).

      5. Venue is proper in this district pursuant to Section 27 of the Exchange Act, 15 U.S.C. Section 78aa and 28 U.S.C. Section 1391(b) and (c). Many of the acts and conduct complained of herein, including

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the preparation, issuance and dissemination of materially false and misleading information to the investing public occurred in the Southern District of California. Furthermore, FPA maintained its principal place of business in this district at all relevant times.

      6. In connection with the acts, transactions, and conduct alleged herein, defendants used the means and instrumentalities of interstate commerce, including the United States mails, interstate telephonic communications and the facilities of national securities exchanges and markets.


                                    PARTIES

      7. Plaintiff Harold M. Sucher purchased 1000 shares of FPA common stock at $18.0625 on January 29, 1998, 400 shares of FPA common stock at $22.9375 on February 23, 1998, and 600 shares of FPA common stock at $16.3125 on March 27, 1998 and has been damaged thereby.

      8. FPA is a corporation organized under the laws of the state of Delaware, with its principal place of business located in San Diego, California. In its filings with the SEC and other public statements, FPA has described itself as a "national physician practice management company which acquires, organizes and manages primary care physician practice networks and provides contract management services to hospital emergency departments." According to the same sources, FPA also "provides primary and specialty care services to prepaid managed care enrollees and fee-for-service patients through a network of independent practice association physicians and owned primary care physician groups."

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      9.    Defendant Stephen Dresnick ("Dresnick") has been since March 25,
1998 the President and Chief Executive Officer of the Company following the resignation of defendant Seth Flam from those positions. Dresnick is and was at all relevant times a director of the Company and serves as the Vice Chairman of the Company's Board of Directors. During the Class Period, Dresnick sold 36,140 shares of the Company's common stock while in possession of material adverse non-public information about the Company's business and financial condition, realizing proceeds of $859,140.00. In the Company's 1998 Annual Proxy Statement, filed with the Securities and Exchange Commission ("SEC") on May 5, 1998 (the "1998 Proxy Statement"), it was reported that during the 1997 fiscal year Dresnick received as compensation a base salary of $325,000, and incentive compensation comprising a $1,487,500 cash bonus and options for the purchase of 75,000 shares of the Company's common stock. Amounts awarded as incentive compensation by the Company are awarded based upon the performance of the Company, according to the 1998 Proxy Statement, and the award of stock options, in particular, is intended to provide an incentive to the Company's executive officers to "build stockholder value." 1998 Proxy Statement, at 12-13.

      10. Defendant Kevin Ellis ("Ellis") is and was at all relevant times Chief Medical Officer and a Director of the Company. During the Class Period, Ellis sold 43,000 shares of the Company's common stock while in possession of material adverse non-public information about the Company's business and financial condition, realizing proceeds of $978,495.00.


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     11.  Defendant Seth Flam ("Flam") was, until his resignation March 25,
1998, Chief Executive Officer and President of the Company. Flam was a Director of the Company during the Class Period, but apparently resigned as a Director as the same time he resigned his other positions with the Company. During the Class Period, Flam sold 93,000 shares of the Company's common stock while in possession of material adverse non-public information about the Company's business and financial condition, realizing proceeds of $2,215,793.00. In the 1998 Proxy Statement, it was reported that during the 1997 fiscal year Flam received as compensation a base salary of $446,978, and incentive compensation comprising a $665,522 cash bonus and options for the purchase of 200,350 shares of the Company's common stock. Amounts awarded as incentive compensation by the Company are awarded based upon the performance of the Company, according to the 1998 Proxy Statement, and the award of stock options, in particular, is intended to provide an incentive to the Company's executive officers to "build stockholder value". 1998 Proxy Statement, at 12-13.

     12. Defendant Howard Hassman ("Hassman") was, at all relevant times, Executive Vice President - Corporate Development and a Director of the Company. Formerly, Hassman served as Chief Financial Officer of the Company. In the 1998 Proxy, it was reported that Hassman, whose term as Director would not otherwise expire until the 1999 annual meeting, would resign as Director effective as of the date of the 1998 Annual Meeting. During the Class Period, Hassman sold 98,000 shares of the Company's common stock while in possession of material adverse non-public information about the Company's business and financial condition,


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realizing proceeds of $2,343,870.00. In the 1998 Proxy Statement, it was
reported that during the 1997 fiscal year Hassman received as compensation a base salary of $271,417, and incentive compensation comprising a $403,584 cash bonus and options for the purchase of 250 shares of the Company's common stock. Amounts awarded as incentive compensation by the Company are awarded based upon the performance of the Company, according to the 1998 Proxy Statement, and the award of stock options, in particular, is intended to provide an incentive to the Company's executive officers to "build stockholder value". 1998 Proxy Statement, at 12-13.

     13. Defendant Steven Lash ("Lash") was, until March, 1998, Executive Vice President and Chief Financial Officer of the Company. He continues to serve as Executive Vice President of the Company. During the Class Period, Lash sold 79,400 shares of the Company's common stock while in possession of material adverse non-public information about the Company's business and financial condition, realizing proceeds of $1,882,312.50. In the 1998 Proxy Statement, it was reported that during the 1997 fiscal year Lash received as compensation a base salary of $361,705, and incentive compensation comprising a $500,795 cash bonus and options for the purchase of 100,000 shares of the Company's common stock. Amounts awarded as incentive compensation by the Company are awarded based upon the performance of the Company, according to the 1998 Proxy Statement, and the award of stock options, in particular, is intended to provide an incentive to the Company's executive officers to "build stockholder value". 1998 Proxy Statement, at 12-13.


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     14.  Defendant Sol Lizerbram ("Lizerbram") was, at all relevant times,
Chairman of the Board of Directors of the Company. Formerly, Lizerbram served as President of the Company. During the Class Period, Lizerbram sold 79,500 shares of the Company's common stock while in possession of material adverse non-public information about the Company's business and financial condition, realizing proceeds of $1,940,286.50. In the 1998 Proxy Statement, it was reported that during the 1997 fiscal year Lizerbram received as compensation a base salary of $446,978, and incentive compensation comprising a $665,522 cash bonus and options for the purchase of 200,250 shares of the Company's common stock. Amounts awarded as incentive compensation by the Company are awarded based upon the performance of the Company, according to the 1998 Proxy Statement, and the award of stock options, in particular, is intended to provide an incentive to the Company's executive officers to "build stockholder value". 1998 Proxy Statement, at 12-13.

     15. Dresnick, Ellis, Flam, Hassman, Lash and Lizerbram are sometimes collectively referred to herein as the "Individual Defendants". In addition to the compensation arrangements described above, the Individual Defendants, with the exception of Ellis, each are party to compensation or other agreements with the Company whereby, upon termination of their employments, or upon a change of control of the Company, the Company is obligated to pay them severance and other valuable consideration ranging in value between approximately $2 million and $4 million each.

     16. By reason of their executive positions with FPA and/or their membership on the Company's Board of Directors, the




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Individual Defendants were "controlling persons" of the Company within the meaning of Section 20(a) of the Exchange Act and had the power and influence, and exercised the same, to cause FPA to engage in the illegal and wrongful practices complained of herein.

     17. As officers, directors and/or controlling persons of a company whose securities are registered with the SEC and which is therefore subject to the exacting disclosure requirements of the federal securities laws, the Individual Defendants had a duty to: (a) promptly disseminate accurate and truthful information concerning the Company's operations, business, products, markets, management, earnings and present and future business prospects; (b) correct any previously issued statements made by them that were materially false when made; and (c) disclose any trends that were impacting the Company's present and future operating results.

     18. Each of the Individual Defendants participated in the drafting, preparation and/or approval of the public representations complained of herein. Because of their positions and access to material non-public information, each of these defendants knew or recklessly disregarded that the adverse facts specified herein had not been disclosed to and were being concealed from the public, and that the positive representations that were being made were then false and misleading.

     19. As a result, each of the Individual Defendants is responsible for the accuracy of the public reports and releases detailed herein and is therefore responsible for the misrepresentations alleged herein.



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                            CLASS ACTION ALLEGATIONS

     20.  Plaintiff brings this action as a class action pursuant to Rules
23(a) and 23(b)(3) of the Federal Rules of Civil Procedure. The Class is defined as well as all persons or entities who purchased the common stock of FPA during the period from February 27, 1997 through and including May 15, 1998, inclusive (the "Class Period"). Excluded from the Class are the defendants herein, members of FPA's Board of Directors and management, their immediate families, and any subsidiary, affiliate or controlling or controlled person of any such persons or entities.

     21. The Class is so numerous that joinder of all members is impracticable. As of March 21, 1997, 30,708,632 shares of the Company's common stock were outstanding. By April 27, 1998, due to the Company's practice of registering and issuing shares of its stock to pay for acquisitions made by the Company, the number of outstanding shares of the Company's common stock had risen dramatically, to 47,533,234, an increase of more than 54 percent in eleven months. Throughout the Class Period, the Company's common shares were actively traded on the NASDAQ National Market System. The Company has at least hundreds of public shareholders, although the exact number and names of the members of the Class is presently unknown to plaintiff and can only be determined through appropriate discovery.

     22. Plaintiff's claims are typical of the claims of the other members of the Class. All members of the Class sustained damages arising out of defendant's conduct in violation of federal law as complained of herein.


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     23.  Plaintiff has retained counsel experienced in prosecuting securities and other complex class action litigation.

                            SUBSTANTIVE ALLEGATIONS

     24. On February 27, 1997, FPA announced its results for the fourth quarter of 1996 and the year:

     Operating revenues for the fourth quarter ended Dec. 31, 1996 increased 166% to $151.0 million compared to $56.8 million in the same period last year, including the operations of Sterling Healthcare Group Inc., accounted for as a pooling of interests. Net income for the fourth quarter was $4.2 million or 18 cents per share, (excluding non-recurring charges of $36.3 million related to transaction costs associated with the acquisition of the Foundation Health affiliated medical centers in Arizona and California, Sterling Healthcare Group, and certain restructuring charges) compared to net income of $677,000 or 4 cents per share for the same period last year. Including the charges, the company reported a net loss of $23.5 million or $1.01 per share. Weighted average shares outstanding were 23,199,195 and 16,961,698 for the fourth quarters of 1996 and 1995, respectively, with shares outstanding including the effect of the Sterling pooling.

     For the year ended Dec. 31, 1996, operating revenue increased 161% to $440.3 million compared to $168.4 million for the same period last year. Excluding the non-recurring charges, net income for the year was $13.0 million or 60 cents per share on weighted average shares outstanding of 21,702,786 compared to net income of $3.8 million or 28 cents per share on 13,693,193 weighted shares outstanding for the same period in the prior year. Including non-recurring charges of $38.0 million, FPA reported a loss of $15.7 million or 72 cents per share.

     25. Each of defendants Flam, Lizerbram and Lash included positive statements in the February 27, 1997 press release:

     Commenting on the results, Dr. Seth Flam, President and Chief Executive Officer stated, "1996 was a year of


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     significant achievement for FPA. During the year we successfully executed our growth strategy by entering into new geographic regions. Through the merger with Sterling Healthcare Group we now have operations in 25 states. We remain optimistic about our long-term prospects and have built a solid foundation for growth both internally and through strategic acquisitions."

     Dr. Sol Lizerbram, Chairman added, "In 1996 we successfully attracted new payors into the FPA network and will continue to build upon these relationships as we expand into new regions across the country."

     Steven Lash, Executive Vice President and Chief Financial Officer stated, "We are pleased with the strong revenue and earnings growth achieved during 1996. This growth continues to be driven by HMO enrollment contributed from new primary care physicians in the FPA network. At the end of 1996, the FPA network consisted of over 4,400 primary care physicians providing healthcare services to more than 623,000 HMO members."

     26. On March 18, 1997, FPA announced the completion of its merger with AHI Healthcare Systems, Inc. The announcement touted the merger in glowing terms:

     FPA MEDICAL MANAGEMENT, INC. (San Diego, CA) and AHI HEALTHCARE SYSTEMS, INC. (Downey, CA) announced Monday the completion of their merger that will significantly enhance FPA's primary care physician network.

     The merger will add more than 200,000 HMO enrollees serviced through FPA's affiliated physicians and expand FPA's primary care operations into three new markets. Additionally, nine HMOs will fall into FPA's physician network.

     "This transaction with AHI advances FPA's position as the largest primary care physician practice management company in the country," said Dr. Seth Flam, FPA's president and chief executive officer. "We are proud to merge with a company that shares our commitment to primary care and quality."




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     27.  On March 31, 1997, FPA filed with the SEC its Annual Report on Form
10-K405, which reported the same 1996 fourth quarter and year results as the Company's February 27, 1997 press release. The Form 10-K405 was executed by defendants Flam, Lash, Lizerbram, Hassman and Ellis, among other. The results reported to the SEC were accompanied by the following statement:

     The following table presents financial information for the eight quarters ended December 31, 1996. In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this document and all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts presented below to present fairly the quarterly results when read in conjunction with the audited consolidated financial statements of the Company and notes thereto.

     28. On April 30, 1997, FPA announced that it had reached a global capitation agreement with Physician Corporation of America:

     FPA Medical Management, Inc. (Nasdaq: FPAM) announced today that it has reached a global capitation agreement with Physician Corporation of America (Nasdaq:PCAM) to service approximately 10,000 additional HMO members in Florida. Effective May 1, 1997, this agreement will bring FPA's total Florida enrollment to 120,024 as compared to 85,869 in June 1996.

     In connection with the agreement, FPA will expand its physician network by 115 primary care physicians who provide services to PCA members in Jacksonville, Orlando, Gainesville and Palm Beach areas.

     29. Defendants Lizerbram and Flam touted the Physician Corporation of America agreement in the press release:

     Dr. Sol Lizerbram, Chairman of FPA Medical Management, Inc., stated, "We are excited by the opportunity to expand our relationship with PCA. This further demonstrates the confidence HMOs have in our quality programs and systems."



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          Dr. Seth Flam, President and CEO, added, "This new agreement with PCA will result in significant same store growth through our IPA affiliation growth model, without the use of additional capital. This contract is expected to result in an additional $10 million in annual revenue."

     30. On the same day, April 30, 1997, FPA announced its first quarter results for the 1997 fiscal year:

     Fifth consecutive quarter of exceeding analysts' estimates

     FPA Medical Management, Inc. (Nasdaq:FPAM) today announced revenues and earnings for the first quarter ended March 31, 1997. Operating revenues for the first quarter ended March 31, 1997 increased 114% to $223 million compared to $104 million in the same period last year, including the operations of AHI Healthcare Systems, Inc., recently merged into FPA, accounted for as a pooling of interests. Net income for the first quarter was $6.4 million or $0.20 per share (excluding a non-recurring charge of $37 million related to costs associated with the acquisition of AHI Healthcare Systems, Inc.) compared to net income of $1.4 million or $0.05 per share for the same period last year. Weighted average shares outstanding were 32,288,183 and 25,814,913 for the first quarters of 1997 and 1996, respectively.

     31. Defendants Lash, Lizerbram and Flam made positive representations in the press release in connection with the results:

     Commenting on the results, Steven M. Lash, Executive Vice President and Chief Financial Officer stated, "We are pleased with our financial performance in the first quarter. Strong HMO enrollment continues to drive our growth. After the recent completed acquisition of AHI, we now have over 7,200 primary care physicians providing quality care to over 864,000 HMO members as compared to 1,800 primary care physicians and 232,000 HMO members for the same quarter last year. In addition, we continue to show margin improvements based on the further integration of acquisitions as we continue to reduce medical and


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     administrative expenses. This operating leverage is reflected in the reduction in our overall medical loss ratio of 71% for the first quarter of 1997 compared to 72% for the same period last year."

     Dr. Seth Flam, President and Chief Executive Officer, stated, "We continue to realize strong revenue and earnings growth. During the quarter, we showed same-store growth of 7% due to the successful integration of new operations into the FPA network. Specifically, the integration and consolidation of the previously owned Foundation Health Systems (NYSE:FHS) clinics is ahead of plan."

     Dr. Sol Lizerbram, Chairman, added, "FPA maintains strong relationships with over 30 HMOs and continues to pursue new payor agreements. We are in the process of expanding existing payor relationships into statewide service contracts, and are exploring national payor agreements. Two new global capitation agreements were signed this quarter with Humana (NYSE:HUM) and Physician Corporation of America (Nasdaq:PCAM). These two new contracts will add over 14,000 members in the state of Florida. In addition, we believe Sterling's emergency room physician network will enhance our ability to attract new payors and will enable us to penetrate new markets."

     32. On May 1, 1997, FPA announced that it had entered into a letter of intent with Foundation Health Systems, Inc. ("FHS") to enter into long-term global capitation provider agreements with FHS health plans nationwide, predicting a closing in the fourth quarter of 1997:

     FPA Medical Management, Inc. (NASDAQ:FPAM) announced yesterday that it has signed a letter of intent with Foundation Health Systems, Inc. (NYSE:FHS) to enter into long-term global capitation provider agreements with FHS health plans nationwide. As part of this agreement, FHS health plans will accelerate the execution of agreements with FPA to the fourth quarter of 1997. These global capitation agreements were originally scheduled to be executed no later than the fourth quarter of 1998.



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     FHS health plans currently have approximately 3.1 million commercial,
     Medicare and Medicaid HMO members in 15 states, seven of which FPA has existing physician networks. FPA currently services approximately 340,000 FHS health plan members.

     33.  Defendants Flam and Lizerbram touted the intended agreements:

     Dr. Seth Flam, President and Chief Executive Officer of FPA, stated, "National contracts demonstrate the confidence that payors have in FPA's ability to effectively manage their members while providing high quality cost effective healthcare."

     Dr. Sol Lizerbram, Chairman, stated, "Due to FPA's extensive provider network, we are uniquely positioned to enter into national payor agreements. This is a powerful tool to advance our same store growth in existing markets while allowing us to enter into new markets with quality HMOs. These national payor contracts will create strategic partnerships resulting in long-term, predictable revenue for FPA."

     34. On May 7, 1997, Credit Suisse First Boston initiated coverage of FPA with a BUY rating.

     35. On May 15, 1997, FPA filed with the SEC its Quarterly Report on Form 10-Q for the first fiscal quarter of 1997. The 10-Q, executed by defendants Flam and Lash, reported the same results previously announced by the Company on April 30, 1997 and contained the following statement:

     In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements and all necessary adjustments, consisting only of normal recurring adjustments (unless otherwise noted), have been included in the amounts presented below to present fairly the quarterly results when read in conjunction with the audited consolidated financial statements of the Company and notes thereto.


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     36.  On May 21, 1997, FPA announced that it had signed an agreement with
PacifiCare Health Systems, Inc. to enter into ten-year capitated provider agreements with PacifiCare and FHP health plans nationwide:

     These agreements will enable PacifiCare/FHP and FPA to work together in all mutual markets.

     PacifiCare/FHP currently has approximately 4 million commercial and Medicare members in 14 states, three in which FPA has existing physician networks. FPA currently services 3% of PacifiCare/FHP members in California, 6% in Arizona and 19% in Texas.

     The new agreements are expected to permit growth in existing service areas, and expansion into at least two new service areas by the end of 1997. In addition, PacifiCare/FHP and FPA will work collaboratively to reduce redundant costs, enhance member satisfaction and expand quality improvement programs.

     37.  Defendants Flam and Lizerbram touted the announced agreements:

     Dr. Seth Flam, President and Chief Executive Officer of FPA, stated, "We are proud that the country's largest health plans continue to demonstrate their confidence in FPA. This strategic business relationship with PacifiCare will expedite FPA's expansion into new geographic regions and allow for steady revenue growth as contracts are converted to global capitation."

          Dr. Sol Lizerbram, Chairman, stated, "The goal of servicing a critical mass of HMO membership in new markets is simplified with multiple national payor agreements. These agreements enable us to expand into new markets utilizing our physician affiliation medal."

     38. On June 6, 1997, FPA announced a definitive agreement to acquire HealthCap Inc.:



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     FPA MEDICAL MANAGEMENT, INC. (Nasdaq: FPAM) AND HEALTHCAP, INC. announced that they have entered into a definitive agreement pursuant to which FPA Medical Management will acquire HealthCap in a stock-for-stock merger.

     Founded in 1992, HealthCap, a San Diego based company, provides services to more than 297,000 capitated OB/GYN enrollees and 50,000 professional capitated enrollees in five states. As of April 30, 1997, HealthCap provided services through a network of approximately 1,540 primary care physicians and 570 OB/GYN physicians.

     The merger of these two companies will expand FPA's services to Nevada and Missouri and is expected to increase FPA's 1997 revenues on a pro forma basis to more than $1 billion. The merger will be accounted for as a pooling of interests and is expected to close at the end of June 1997.

     39.  Defendants Flam and Lizerbram touted the HealthCap acquisition:

     Dr. Seth Flam, President and Chief Executive Officer of FPA, stated, "This transaction enhances our primary care operating model and is responsive to the direct access' OB/GYN programs marketed by some of our HMO payors."

          Dr. Sol Lizerbram, Chairman of FPA, stated, "The expansion of our network services will continue to further our goal of obtaining global capitation arrangements and allows FPA to work with four new HMO payors."

     40. In connection with the HealthCap acquisition, defendant Lash predicted "This transaction will be immediately positive to earnings through consolidation of corporate and market operating expenses."

     41. On June 20, 1997, following FPA's execution of a $225 million revolving credit facility and $50 million term loan,


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Standard & Poor's ("S&P) rated the credit facility a B+ and assessed
FPA's outlook to be "stable".

      42. On July 2, 1997, FPA announced an agreement to merge with Health Partners, Inc.:

      FPA Medical Management, Inc. (Nasdaq: FPAM) and Health Partners, Inc. today announced that they have entered into a definitive merger agreement pursuant to which FPA Medical Management will acquire Health Partners in a stock-for-stock merger. The closing of the merger is expected to occur late in the third quarter of 1997 and is subject to the receipt of certain regulatory approvals and satisfaction of certain customary conditions.

      Health Partners currently has [sic] FPA's primary care delivery model to Ohio, Kentucky, Washington DC and Virginia and serve as a platform for significant growth in New York, New Jersey and Texas. Health Partners is the largest physician practice management organization in New York with over 103,000 HMO members.

      In addition, Oxford Health Plans, a shareholder of Health Partners and its largest payor, has agreed to enter into a 10-year strategic agreement with FPA under which FPA will provide physician services to Oxford's members in existing markets and which provides a framework for expansion to new markets. FPA and Oxford will also work collaboratively on continuing to enhance member satisfaction and have agreed to enter into a Memorandum of Understanding with FPA calling for mutual cooperation in Wellpoint's markets, focusing initially on California, Arizona and Nevada.

      The Health Partners transaction, which is expected to add approximately $160 million to FPA's 1997 proforma revenue and is valued at approximately $115 million, is subject to adjustment in the event that FPA Medical Management's average stock price is less than $18.00 or greater than $22.00. The merger will be accounted for as pooling of interests and is expected to close in the third quarter of 1997.


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      43.   Defendants Lizerbram and Flam touted the benefits of the Health
Partners merger:


     Dr. Sol Lizerbram, Chairman of FPA stated, "This transaction allows FPA to implement our previously announced strategy of servicing HMO members in the greater New York metropolitan area. We will incorporate FPA's national payor agreements into Health Partners' network of physician providers, which is the largest network of any physician practice management company in the New York region."

     Dr. Seth Flam, President and Chief Executive Officer of FPA stated, "Significant synergies will be achieved, making this transaction immediately accretive. Such synergies include the consolidation of services with FPA's Philadelphia and San Antonio regional offices as well as corporate services. I am also pleased to announce that Charles Berg, Health Partners' current CEO, will play an important role at FPA as President of our Eastern Region."

     44. On July 9, 1997, FPA announced that it had signed new seven-year agreements with Healthsource, Inc.:

     FPA Medical Management, Inc. (Nasdaq: FPAM) announced today the signing of new seven year agreements with Healthsource, Inc. (NYSE: HS) to service HMO members in three additional states.

     The agreements, expected to begin September 1, 1997, will allow FPA to service members in the states of South Carolina, New Jersey and Texas. Healthsource currently has over 188,000 HMO members in these states.

     The agreements, will provide for global capitation in the states of South Carolina and New Jersey and professional capitation in Texas. All agreements are subject to receiving appropriate regulatory approvals.

     45. Defendants Flam and Lizerbram touted the alleged benefits of Healthsource contracts:

     Dr. Seth Flam, President and Chief Executive Officer of FPA, stated, "This agreement will expedite FPA's same store growth efforts in our existing service areas and continue to increase revenues with the addition of global capitation arrangements."

     Dr. Sol Lizerbram, Chairman of FPA, stated, "FPA continues to expand our payor relationships with regional and national HMOs such as Healthsource. These relationships advance our mission of allowing physicians to practice quality medicine in the managed care environment."

     46. On July 30, 1997, FPA announced record revenues and earnings for the second fiscal quarter of 1997:

     FPA Medical Management, Inc. (Nasdaq: FPAM) today announced record revenues and earnings for the second quarter ended June 30, 1997.

     Operating revenues for the second quarter ended June 30, 1997 increased 92.3% to $244.5 million compared to $127.2 million in the same period last year, including the operations of HealthCap, Inc., recently merged into FPA, accounted for as a pooling of interests. Net income for the second quarter was $8.1 million or $0.24 per share (excluding a non-recurring charge of $5.4 million related to costs associated with the merger of HealthCap, Inc.) compared to net loss of $4.6 million or $0.16 per share for the same period last year. Weighted average shares outstanding were 34,259,107 and 28,317,866 for the second quarters of 1997 and 1996, respectively.

     For the six months ended June 30, 1997, operating revenue increased 100% to $475.6 million compared to $237.2 million in the same period last year. Net income for the first six months of 1997 was $11.0 million or $0.32 per share (excluding non-recurring charges associated with the HealthCap, Inc. and AHI Healthcare Systems, Inc. mergers) compared to a net loss of $3.6 million or $0.13 per share for the same period last year. Weighted average shares outstanding were 34,510,257 and 27,660,452 for the first six months periods of 1997 and 1996, respectively.

     47. Defendants Lash, Flam and Lizerbram commented on the results in the press release:

     Commenting on the results, Steven M. Lash, Executive Vice President and Chief Financial Officer stated, "Our record results for the second quarter are due to better than expected performance in Texas and Florida, the recently acquired care centers performing above pro-forma, and all other markets performing as planned. In addition, FPA's G&A expenses continued to decrease as a percentage of sales as we further integrate operations of our previously acquired networks."

     Dr. Seth Flam, President and Chief Executive Officer, stated, "FPA continues to perform above expectations as our integration plans provide positive sequential results. We believe this trend will continue and remain optimistic for the balance of the year."

     Dr. Sol Lizerbram, Chairman, added, "FPA has implemented our plan of signing national payor agreements. In the last six months, FPA has signed five national contracts with some of the largest and highest quality healthplans in the country. These contracts represent over 9.6 million HMO members in our current operating markets and 12.3 million HMO members nationwide. We will begin penetrating this membership which will provide FPA continued success in the future as these contracts enable us to expand into new geographic markets, increase HMO membership and increase revenues."

     48. On August 1, 1997, S&P upgraded its assessment of the FPA's outlook to "positive" from "stable", basing the upgrade on:

     The recently announced agreement to merge with Health Partners Inc. -- and the mergers and acquisitions of HealthCap Inc., AHI Healthcare Systems Inc., Foundation Health's Physician Groups, and Healthcare Centers and Sterling Healthcare Group over the last year -- have greatly increased the number of physicians under management, broadened the company's business profile, and improved its geographic diversity. Furthermore, the company has signed five national contracts with large health plans, providing access to more than 12 million HMO members nationwide.

     49. On August 5, 1997, FPA announced agreements with Prudential HealthCare and Carolina Health Care Group:

     FPA Medical Management, Inc. (Nasdaq: FPAM) announced today that it has agreed to enter into agreements with Prudential HealthCare and the Carolina Health Care Group (CHCG), one of the largest providers in Prudential HealthCare - Charlotte's network. Under the proposed terms of the agreements, FPA will acquire and provide administrative services to CHCG and enter into a ten-year, non-exclusive, global capitation provider agreement with Prudential HealthCare North Carolina.

     CHCG is comprised of 15 physicians in four clinic locations in Charlotte, North Carolina, where it services approximately 26,500 Prudential HMO members as well as approximately 7,000 POS and Medicaid members.

     50.  Defendant Lash touted the benefits of the arrangement:

     Steven Lash, Executive Vice President and Chief Financial Officer of FPA Medical Management, Inc. stated, "This transaction will have a significant impact on our North Carolina market as our HMO membership in that region will almost double. The agreement with Prudential is non-exclusive which will be positive for CHCG as it allows FPA to begin initiating growth for that medical group as we begin contracting with additional HMO payors, including our national payor agreements."

     5.1 On August 14, 1997, the Company filed with the SEC its Quarterly Report on Form 10-Q for the second fiscal quarter of 1997. The 10-Q, signed by defendants Flam and Lash, reported the same results previously announced by the Company on July 30, 1997 and contained the following statement:

     In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements and all necessary adjustments, consisting only of normal recurring adjustments (unless otherwise noted), have been included in the amounts presented below to present fairly the quarterly results when read in conjunction with the audited consolidated financial statements of the Company and notes thereto.

     52. On September 29, 1997, FPA announced that it had signed a management service agreement with NYLCare Health Plans of New Jersey, Inc.:

     FPA MEDICAL MANAGEMENT, INC. (Nasdaq: FPAM), announced today the signing of a management service agreement with NYLCare Health Plans of New Jersey, Inc. (NYLCare Atlantic). NYLCare currently services approximately 55,000 HMO enrollees in the state of New Jersey where FPA manages independent practice associations (IPAs) consisting of approximately 900 primary care physicians. The agreement, expected to begin in December, will allow FPA's affiliated physicians to provide care to NYLCare enrollees in Southern New Jersey. The agreement with NYLCare covers both inpatient and outpatient services.

     53.  Defendant Lizerbram touted the alleged benefits of the contract:

     Dr. Sol Lizerbram, Chairman of FPA Medical Management, Inc. stated, "Adding a new HMO payor in the New Jersey region continues to strengthen our same store growth for our East Coast operations. We look forward to expanding our relationship with NYLCare to service both the southern and northern regions of New Jersey."

     54. On October 6, 1997, FPA announced that it had acquired Axminster Medical Group in a stock-for-stock merger on September 30, 1997:

     Axminster Medical Group, FPA's first owned medical group in the Los Angeles area, presently employs 21 primary care physicians in 5 healthcare centers located in the cities of Hawthorne, Inglewood, and Los Angeles. Axminster currently provides services to more than 17,000 HMO enrollees.

     55.  Defendant Hassman touted the alleged benefits of the combination:

     Dr. Howard Hassman, Executive Vice President of Corporate Development of FPA, stated, "We are excited to expand FPA's Los Angeles operations by adding this quality medical group. This transaction is our first significant expansion in the Los Angeles area since our iniiees."

     56. On October 14, 1997, FPA announced the completion of its merger with Health Partners, Inc.:

     FPA Medical Management, Inc. (Nasdaq: FPAM) announced today that its merger with Health Partners, Inc. was completed on Monday, October 13, 1997.

     FPA issued 5,227,273 shares of its common stock in exchange for all the outstanding capital stock of Health Partners and for cancellation of outstanding Health Partners stock options. Based on FPA's closing price of $35.4375 on October 10, 1997, the aggregate merger consideration value is approximately $185 million.

     57.  Defendant Lash touted the alleged benefits of the merger:

     Steven M. Lash, FPA's Executive Vice President and Chief Financial Officer, commented, "We are pleased to finalize our merger with Health Partners and believe the Health Partners network of quality physicians, and our national payor agreements, creates a dynamic opportunity to service HMO members in the New York metropolitan area. Based on the final terms of the agreement, the transaction will provide immediate accretion to FPA shareholders."

     58. On October 30, 1997, FPA announced record earnings for the third fiscal quarter of 1997:

     FPA Medical Management, Inc. (Nasdaq: FPAM) today announced record earnings for the third quarter ended September 30, 1997.

     Operating revenue for the third quarter ended September 30, 1997 increased 45% to $240.6 million compared to $165.5 million in the same period last year. Net income for the third quarter was $10.6 million or $0.29 per share compared to a net loss of $5.4 million or $0.18 per share for the same period last year. Weighted average shares outstanding were 36,552,756 and 30,092,098 for the third quarters of 1997 and 1996, respectively.

     For the nine months ended September 30, 1997, operating revenue increased 76% to $723.8 million compared to $410.5 million in the same period last year. Net loss, including merger, restructuring and other unusual charges, for the first nine months of 1997 was $2.8 million or $0.08 million per share compared to a net loss, including merger, restructuring and other unusual charges, of $7.6 million or $0.26 per share for the same period last year. Weighted average shares outstanding were 35,676,985 and 28,933,417 for the nine months ended September 30, 1997 and 1996, respectively.

     FPA also announced the signing of a letter of intent for a national payor relationship with NYLCare Health Plans, Inc. NYLCare, the managed care subsidiary of New York Life, provides healthcare coverage to more than 1.3 million HMO members in 10 states.

     59. Defendants Lash, Flam and Lizerbram commented on the results in the press release:

     Commenting on the results, Steven M. Lash, Executive Vice President and Chief Financial Officer stated, "We are pleased to report record earnings for the third quarter. FPA's overall medical loss ratio in the third quarter of 1997 was 70.4%. This represents the fourth sequential quarter of MLR improvement. In addition, our G&A expenses continued to decrease as a percentage of revenues which can be attributed to the continued consolidation of acquisitions, synergy achievements and improvements in productivity."

     Dr. Seth Flam, President and Chief Executive Officer, stated, "Subsequent to the quarter end, we announced the completion of the acquisition of Health Partners. This acquisition adds over 100,000 HMO members to our national membership and will provide significant opportunities to expand out payor relationships in the Northeast region. Going forward, our business fundamentals remain strong, and we are strategically positioned to continue our strong internal and external growth through 1997 and beyond."

     Dr. Sol Lizerbram, Chairman, added, "FPA continues to execute its national payor agreements strategy. We are proud of the new relationship we have established with NYLCare Health Plans which brings us to a total of six national agreements. These new relationships enable us to expand into new geographic markets, increase enrollment, and fuel our same-store growth."

     60. On November 14, 1997, FPA filed with the SEC its Quarterly Report on Form 10-Q for the third fiscal quarter of 1997. The 10-Q, executed by defendants Flam and Lash, reported the results previously announced by the Company on October 30, 1997, and contained the following statement:

     In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements and all necessary adjustments, consisting only of normal recurring adjustments (unless otherwise noted), have been included in the amounts presented below to present fairly the quarterly results when read in conjunction with the audited consolidated financial statements of the Company and notes thereto.

     61. On November 24, 1997, FPA announced its acquisition of Avanti Health Systems of Texas, Inc.:

     FPA Medical Management, Inc. (Nasdaq: FPAM) announced today that it has entered into a definitive agreement pursuant to which FPA Medical Management will acquire Avanti Health Systems of Texas, Inc.

     Avanti manages University Medical Group ("UMG"), a premier medical group in Texas that currently provides services to more than 50,000 NYLCare Health Plans HMO members in Houston and Dallas. UMG is one of the largest primary care medical groups in Houston and Dallas, comprising a network of more than 60 primary care physicians located in 20 healthcare centers. Following this transaction, FPA's Texas operations will provide services to more than 165,00 HMO members. In connection with this acquisition, FPA and NYLCare Health Plans, Inc. expect to enter into a national provider agreement that would permit FPA and its affiliates to receive global capitation for NYLCare members.

     62.  Defendant Lash touted the alleged benefits of the acquisition:

     Steven M. Lash, Executive Vice President and Chief Financial Officer of FPA, stated, "We are pleased to add the University Medical Group to our existing network of quality physicians in Texas. This transaction will serve as a strong platform for continued growth in our Houston and Dallas markets. We look forward to expanding the number of HMOs whose members University Medical Group physicians can service, including our eight current HMO payors in the region."

     63. On December 8, 1997, FPA announced that it had executed letters of intent to enter into agreements with Prudential Health Care Plan of Georgia, Inc. and Meridian Medical Group:

     FPA Medical Management, Inc. (Nasdaq: FPAM) announced today that it has agreed to enter into agreements with Prudential Health Care Plan of Georgia, Inc. and the Meridian Medical Group. Under the proposed terms of the agreements, FPA will acquire and provide administrative services to Meridian Medical Group and enter into a ten-year, non-exclusive, global capitation provider agreement with Prudential Health Care Plan of Georgia.

     Meridian Medical Group, one of the oldest and largest primary care groups in Atlanta, is comprised of 67 physicians in nine locations in Atlanta, Georgia, where it services approximately 70,000 Prudential HMO members. FPA currently contracts with approximately 10,000 members in Georgia through a network of approximately 55 primary care physicians.

     64.  Defendant Lash touted the arrangements:

     Steven Lash, Executive Vice President and Chief Financial Officer of FPA Medical Management, Inc. stated, "We look forward to adding the Meridian Medical Group to our Georgia operations which will bring our HMO membership in that region to approximately 80,000. Meridian Medical Group will benefit significantly from the long-term relationship FPA has entered into with Prudential HealthCare, as well as FPA's ability to accelerate growth for that medical group through additional HMO payors.

     65. On December 10, 1997, FPA issued a statement of additional reassurance to its investors following inquiries expressing concerns about the possible impact on FPA of troubles which had become public at Oxford Health Plans, Inc.:

     In response to unusual stock activity and several investor inquiries regarding its relationship with Oxford Health Plans, Inc. FPA Medical Management, Inc. (Nasdaq: FPAM) issued the following statement.

     FPA acquired Health Partners, a leading northeast physician practice management company, in October 1997. The company stated that out of 1.2 million FPA covered lives in its networks, approximately 95,000 commercial, Medicare and Medicaid Oxford enrollees are served on global capitation or a shared risk basis through Health Partners. Health Partners manages medical groups and physician networks in Brooklyn and Manhattan, two of the highest Medicare reimbursement counties in the New York region.

     FPA reiterated that Oxford is current with respect to all of its prepayments to Health Partners. The company also stated that Health Partners pays a significant number of its own claims and has developed a customized process with Oxford to regularly receive paid claims information from Oxford for analysis and inclusion in Health Partners' financial statements. This process has been in place and effectively used for the past four years.

     66.  Defendant Flam personally reassured FPA investors in this statement:

     Dr. Seth Flam, President and Chief Executive Officer of FPA Medical Management, Inc. stated, "We are current with respect to all prepaid revenue associated with our Oxford enrollees, and we firmly believe we have the systems in place to safeguard against exposure to the issues Oxford has addressed in the market."

     67. On January 8, 1998, FPA again gave its investors warm assurances, following alarming developments in the healthcare sector:

     FPA Medical Management, Inc. (Nasdaq: FPAM) today commented on the strength of its California-based business in response to investor concerns following a recent announcement by another physician practice management services provider, related to market and industry conditions. FPA Medical Management stated that it has a strong 10-year history in California and its current operations are performing as expected.

                                     * * *

     FPA reiterated the following issues regarding its California operations:

     -- FPA currently has no global capitation risk arrangements in California.

     -- FPA has limited its Universal Open Access contract arrangements to one plan, and is successfully servicing approximately 18,000 lives, or less than 6% of FPA's total California membership.

     -- FPA maintains subcapitation arrangements with specialists.

     -- FPA operates Hospitalist programs in most California markets.

     -- All California transactions, including the most recent, have been fully integrated, with the last significant transaction completed 9 months ago.

     68. Defendant Lash personally reassured investors in this announcement:

     Steven M. Lash, Executive Vice President and Chief Financial Officer of FPA Medical Management, Inc., stated, "We have properly structured our California-based operations and continue to manage this part of our network effectively."

     Steven Lash also stated, "We remain comfortable with analysts' earnings estimates for the fourth quarter of 1997 and 1998 as well as same market growth assumptions. We expect to exceed analysts' high range revenue estimates for the 1997 fourth quarter."

     69. On January 22, 1998, FPA announced that it had entered into a definitive merger agreement to acquire Orange Coast Managed Care Services, Inc. and St. Joseph Medical Corporation:

     FPA Medical Management, Inc. (Nasdaq: FPAM) announced today that it has entered into a definitive merger agreement to acquire Orange Coast Managed Care Services, Inc. and St. Joseph Medical Corporation in a stock-for-stock transaction. The transaction is expected to add approximately 120,000 HMO members which are under professional capitation arrangements and will be added to FPA's existing California operations.

     Orange Coast Managed Care Services, Inc. manages St. Joseph Medical Corporation which is comprised of the St. Joseph IPA with approximately 200 primary care and 370 specialty care physicians, and the St. Joseph Medical Group with 50 employed primary care physicians practicing in nine locations.

     70. Defendant Lash touted the alleged benefits of the combination:

     Steven M. Lash, Executive Vice President and Chief Financial Officer of FPA, stated, "We are pleased to add Orange Coast and St. Joseph to the FPA network. Their commitment to quality managed care and strong positive financial performance will add to the strength and growth of our California operations. Orange Coast is strategically located in the Orange County, Southern California market, which has a strong managed care presence, and due to its close proximity to our San Diego operations, will allow for a seamless integration and synergies."

     71. On March 6, 1998, FPA announced record results for the fourth fiscal quarter of 1997 and for the year:

     FPA Medical Management, Inc. (Nasdaq: FPAM) today reported financial results for the fourth quarter and year ended December 31, 1997).

     FPA's operating revenues for the fourth quarter ended December 31, 1997 increased 49.4% to $323.0 million compared to $216.2 million for the same period last year. Net income for the fourth quarter was $12.9 million or $0.30 per share (assuming a 38% tax rate and excluding non-recurring charges of $17.0 million related to the acquisition of Health Partners and certain restructuring charges), compared to a net loss of $9.4 million or $0.27 per share for the same period last year. Including the charges, the Company reported net income of $7.2 million (which includes a year-to-date tax benefit of $3.5 million) or $0.17 per share for the fourth quarter ended December 31, 1997. Weighted average shares outstanding were 43,594,548 and 35,542,571 for the fourth quarters of 1997 and 1996, respectively.

     For the year ended December 31, 1997, operating revenue increased 71.9% to $1.2 billion compared to $678.5 million for the same period last year. Excluding non-recurring charges related to transaction costs associated with several acquisitions, net income for the year was $25.9 million or $0.61 per share on weighted average shares outstanding of 42,600,468 compared to a net loss of $26.1 million or $0.80 per share on 32,639,412 weighted average shares outstanding for the same period in the prior year. Including non-recurring charges of $55.0 million, FPA reported a loss of $11.8 million or $0.29 per share for the year.

     72. Defendants Flam, Lizerbram and Lash commented on the results in the press release:

     Commenting on the results, Dr. Seth Flam, President and Chief Executive Officer, stated, "FPA experienced significant profitable growth as our operations expanded to 28 states, our primary care physician network increased to more than 7,600 and our managed care membership topped 1 million. We are proud of our ability to successfully integrate seven acquisitions and begin reducing their medical loss ratios and improving their financial performance while our existing operations also continued to improve and expand."

     Dr. Sol Lizerbram, Chairman, added, "Our ability to obtain several national payor relationships in 1997 provided the foundation for FPA's continued positive same-store growth and accelerated our entry into new markets. In the fourth quarter of 1997, FPA began servicing Aetna U.S. Healthcare members in New Jersey and in the first quarter of 1998 began servicing their members in New York.

     In addition, we expanded our relationship with Foundation Health Systems early in 1998 as we began servicing their members in the Northeast."

     Steven Lash, Executive Vice President and Chief Financial Officer, stated, "FPA's positive year end 1997 and fourth quarter financial results were due to our ability to successfully implement our medical management technologies and leverage our acquired service center operations. This has resulted in a decrease in our general and administrative expenses when reported as a percentage of revenue and a reduction in overall medical loss ratio."

     73. On March 26, 1998, FPA announced a major management shakeup without giving the slightest acknowledgement that it was in trouble, couching the entire announcement in glowing praise for all concerned, and containing admonitions by Flam, Dresnick, Lash and

Lizerbram that business was performing according to previous optimistic announcements:

     The Board of Directors of FPA Medical Management Inc. (Nasdaq: FPAM) elected Stephen J. Dresnick as President and Chief Executive Officer effective immediately. Dr. Dresnick served as Vice Chairman since October 1996 when the publicly traded company (Sterling Healthcare Group, Inc.) he founded merged with FPA.

     Dresnick's appointment followed the resignation of Dr. Seth Flam, one of the founders of the Company, who is leaving to pursue other business interests. "I am an entrepreneur at heart," said Dr. Flam. "The Company has grown dramatically since its inception and has established a leadership position among physician practice management companies. I am confident that Steve Dresnick has the ability to manage the Company into the future."

     Dr. Dresnick stated, "I have a tremendous amount of respect for Dr. Flam and what he has helped create. Having been acquisition driven over the past few years, it is important that the Company adjust its focus to place greater emphasis on infrastructure so that we will be able to expand with a greater reliance on internal or same market growth. Our first priority will be to assess all operating divisions and their contribution to profit and cash flow and develop plans to achieve improvements in these areas. Acquisitions will be viewed for their strategic value and their return on capital. We will evaluate debt financing opportunities in order to support such acquisitions."

     The Company also announced that Douglas Kerner, who was recently hired as Vice President-Treasurer, was named Acting Chief Financial Officer. Steven Lash, who has been Executive Vice President and Chief Financial Officer since 1994, will remain as Executive Vice President. Prior to joining FPA; Mr. Kerner served as Vice President and Treasurer of Total Petroleum (North America) Ltd., a publicly traded company which had annual revenues in excess of $2.5 billion. "With the growth that we have experienced this past year and the complexity of our business, it has become difficult to provide leadership and individual attention to both treasury and merger and acquisition activity," said Steven Lash. "Doug was hired because of his experience with cash management, capital related activities and investor relations."

     Steven Lash also stated, "Our business continues to track according to expectations and we remain encouraged by the first quarter's operating and financial performance."

     Dr. Sol Lizerbram, who remains as Chairman of the Board and will continue to develop national payer relationships and affiliations with hospital integrated delivery systems, stated, "I am excited about the prospects for the Company in the coming years. Steve Dresnick brings extensive public company experience and management skills and I look forward to his leadership."

     The Company also announced that Dr. Herbert Wertheim, the former Vice Chairman of the Board of Sterling Healthcare Group, Inc. and a member of FPA's Board since 1996, was elected as Vice Chairman of the Board. Dr. Wertheim brings numerous years of public company experience and more than 30 years of computer and healthcare systems knowledge to the Company.

     74. On March 31, 1998, the Company filed with the SEC its Annual Report on Form 10-K405 for the fiscal year ended December 31, 1997. The Form 10-K405 reported the 1997 fourth quarter and year results previously announced by the Company on March 6, 1998. The 10-K405, executed by defendants Dresnick, Lizerbram, Ellis and Hassman, among others, contained the statement:

     In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this report and all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts presented below to present fairly the quarterly results when read in conjunction with the audited consolidated financial statements of the Company and notes thereto.

     75. On April 8, 1998, FPA announced that it had agreed to assume operations of 23 Humana Inc. health centers:

     FPA MEDICAL MANAGEMENT, INC. (Nasdaq: FPAM) announced today that it has reached an agreement with Humana Inc. in which FPA will assume operations of 23 Humana health centers in four markets and will provide healthcare services to Humana members under a 10-year provider agreement.

     Under the proposed agreement FPA would significantly expand its southeast operations as it begins operating Humana's health centers in Tampa, Orlando and South Florida, on a non-exclusive basis, which will allow the centers to begin servicing additional HMO members. FPA will also assume the operations of Humana's health centers in Kansas City, which will be managed out of FPA's Texas operations center. The health centers in Florida and Texas consist of 135 physicians providing services to approximately 90,000 Humana members.


                                     * * *

     Under this proposed agreement, FPA will not assume claims expense for services prior to the effective date, and will require minimal capital as only the fixed assets (equipment) of the healthcare centers will be purchased. FPA expects this agreement, which is expected to be effective on or before June 30, 1998, to add approximately $100 million in revenue for 1998.

     76. Defendant Dresnick touted the alleged benefits of the agreement:

     "We are pleased that Humana has the confidence in our abilities to provide ongoing quality care to their patients," stated Stephen J. Dresnick, M.D., President and Chief Executive Officer of FPA. "The integration of these centers into our existing delivery system, combined with our significant presence in Florida, will allow Humana members enhanced access to FPA's physician network."

     77. On April 13, 1998, S&P downgraded its assessment of FPA's outlook to "stable" from positive, stating:

     The outlook revision reflects the diminished likelihood that the company will be upgraded in the next several years due to the company posting weaker operating results and higher debt levels than Standard & Poor's previously expected.

     78. On May 14, 1998, Riley Capital Research suggested in a "booster-shot" press release touting the charms of Advanced Health Corporation, a competitor of FPA, that FPA, together with certain other competitors of Advanced, suffered operational problems which Riley believed could be attributed to deficient business models.

                        THE REVELATIONS OF MAY 15, 1998

     79. On May 15, 1998, without the slightest concrete warning, FPA stunned the market with the release of its results for the first fiscal quarter of 1998 and a concurrent announcement of massive write downs and charges to come in the second fiscal quarter of 1998:

     May 15, 1998--FPA Medical Management, Inc. (Nasdaq:FPAM) today reported financial results for the three months ended March 31, 1998.

     FPA's operating revenue for the first quarter ended March 31, 1998 increased 33.0% to $392.2 million compared to $294.9 million for the same period last year. Earnings before interest, taxes, depreciation, amortization and one-time charges (EBITDA) increased 1.5% to $15.9 million as compared to $15.7 million for the same period last year. EBITDA decreased 53.9% from $34.5 million reported for the fourth quarter of 1997. The fourth quarter 1997 EBITDA included approximately $15 million related to the recognition of excess reserves for incurred but not reported medical claims (IBNR) based upon the Company's year end audit.

     Net income for the first quarter was $449,000 or $0.01 per share (assuming a 38% tax rate and excluding non-recurring charges of $7.6 million related to the acquisition of St. Joseph Medical Corporation and $7.9 million related to executive severance), compared to a net income of $2.6 million or $0.06 per share for the same period last year (excluding one-time merger and restructuring charges of $36.8 million). Including the charges of $15.5 million, the Company reported a net loss of $9.1 million or $0.20 per share for the three months ended March 31, 1998 compared to a net loss of $24.5 million or $0.60 per share for the same period in 1997.

     First quarter earnings were negatively impacted by a 45.5% increase in interest expense to $6.4 million from $4.4 million in 1997 due to increased borrowings under the Company's credit facility. Depreciation and amortization also increased 22.0% to $8.7 million from $7.1 million in 1997. The combined effect of increased interest, depreciation and amortization expenses resulted in a decrease in pre-tax income of $3.6 million or $0.08 per share (after tax) as compared to 1997. In addition, earnings per share were negatively impacted by a 10% increase in basic shares outstanding. Both 1998 and 1997 financial results have been restated to reflect pooling of interests transactions.

     "While I am disappointed in the first quarter results, I am encouraged by the strength in most of our operations," stated Stephen J. Dresnick, MD, FACEP, who was elected President and Chief Executive Officer of FPA on March 25, 1998. The Company stated that management was completing the assessment of all regional operations and their respective contribution to operational results. As a result of this assessment, the Company also stated that in the second quarter of 1998 it anticipates recording a pre-tax charge for one-time non-recurring charges of up to approximately $200 million, which are expected to consist of the following items: approximately $125 million representing goodwill impairment; an approximately $40 million write-down of shared risk and other receivables; and approximately $35 million for additional severance payments, anticipated office consolidation and other miscellaneous charges. Based upon the Company's current assessment, management anticipates no additional restructuring charges in 1998.

     The Company's Sacramento and Arizona (Thomas Davis Medical Centers) regional operations incurred a pre-tax loss of approximately $5.0 million that negatively impacted first quarter results. The Company is aggressively working towards solutions in these markets and is committed to either achieving profitability or existing those markets.

     Douglas Kerner, Acting Chief Financial Officer, added, "We have launched a major internal improvement program throughout the entire Company to improve profitability and cash flow. Steps taken to date include a freeze on hiring and capital spending, a workforce reduction and establishing more effective procedures to control overhead expenses. We estimate these steps, when fully implemented by the fourth quarter, should reduce general and administrative expenses by approximately $25 million on an annualized basis." The Company also reported that it is in the process of closing its Long Beach, California facility, consolidating its credentialing department to Miami, Florida and aggressively pursuing other office consolidations and closures. In addition, the Company reported that the anticipated write-down of goodwill is expected to result in reduced amortization charges of approximately $5 million on an annualized basis.

     Dr. Dresnick stated, "We continue to develop plans to achieve operational improvements, including an aggressive claims audit and recovery process where claims are paid on behalf of FPA by third parties. I believe that these overhead reductions coupled with our increased focus on medical cost management initiatives should result in substantially improved financial results in the second half of 1998."

     80. The foregoing statements of the Company and the Individual Defendants appearing in the section of this Complaint entitled "Substantive Allegations" were false and misleading when they were made because defendants knew, or recklessly disregarded, that:

     (a) FPA was embarked on a program of uncontrolled expansion;

     (b) FPA lacked internal controls and information systems adequate to form an accurate picture of the true financial condition of the Company, particularly with respect to shared risk and other receivables;

     (c) at the time of the acquisitions described above, as FPA was engaged in making the acquisitions, (i) each such acquired company had different accounting and information systems for accounting for receivables, (ii) although these acquisitions would have an immediately accretive effect on the Company's earnings, that the company lacked sufficient infrastructure and accounting systems to digest these acquisitions (iii) that, inevitably, there would be a raft of purportedly one-time charges related to the consolidation of these acquisitions, and (iv) that such charges would be material.

                     PLAINTIFF AND THE MEMBERS OF THE CLASS
                     --------------------------------------
                     RELIED ON THE INTEGRITY OF THE MARKET
                     -------------------------------------

     81. Plaintiff and the members of the Class relied upon the integrity of the market for FPA common stock, in that the market price for the stock was the product of the dissemination of truthful and accurate financial information on the Company.

     82. Plaintiff and the Class are entitled to the presumption of reliance established by the fraud-on-the-market doctrine. That doctrine is applicable in this action because, among other things:

     (a) FPA met the requirements for listing, and was listed, on the NASDAQ National Market System, a highly efficient public market;

     (b) As a regulated issuer, the Company filed periodic public reports with the SEC before and during the Class Period;

     (c) The Company was actively followed by institutional investors and personnel from a number of major brokerage firms who possessed significant expertise in valuing securities and who disseminated publicly disclosed information concerning the Company to other participants in the market;

     (d) Among other material information, the market price of FPA securities reflected the representations made by defendants in their SEC filings and other public statements;

     (e) Plaintiff and the other members of the Class purchased FPA securities in reliance upon the integrity of the market and the market price for those securities; and

     (f) Plaintiff and the other members of the Class purchased FPA securities without knowledge of the omitted and misrepresented facts alleged herein.

     83. By reason of the foregoing, plaintiff and the other members of the Class are entitled to a presumption of reliance for the purpose of class certification as well as for ultimate proof of their claims on their merits.

         DEFENDANTS' MISREPRESENTATIONS AND OMISSIONS CAUSED DAMAGE TO
                     PLAINTIFF AND THE MEMBERS OF THE CLASS


     84. The material misrepresentations and omissions alleged herein directly and proximately caused the damages sustained by plaintiff and other members of the Class. During the Class Period FPA common stock traded as high as $38-1/8 per share. As a result of the revelations alleged herein, the value of these shares has dropped precipitously.

36. As described herein; during the Class Period, defendants made or caused to be made a series of false statements concerning the Company's business operations and prospects and failed to disclose material information concerning the same. These material misstatements and omissions had the cause and effect of creating an unrealistically positive assessment of FPA, its business and its prospects in the market, thus causing the Company's securities to be overvalued and artificially inflated at all relevant times.

     85. Defendants' false portrayal of FPA, its business operations and prospects during the Class Period resulted in plaintiff and other members of the Class purchasing the Company's securities at market prices significantly in excess of the actual value of those securities. Plaintiff and other members of the Class would not have purchased the Company's securities at the market prices which prevailed during the Class Period had they been aware of the true facts concerning the Company's business operations and prospects.

                  DEFENDANTS' MISREPRESENTATIONS AND OMISSIONS
                            WERE MADE WITH SCIENTER

     86. Defendants have now admitted facts that demonstrate that their representations during the Class Period were contradicted by facts they either knew or, at a bare minimum, recklessly failed to know. Each of the facts that defendants now concede either was or should have been known to them before they issued the false and misleading press releases and quarterly SEC filings alleged above.

     87. Specifically, each of the defendants either knew or recklessly disregarded that:

     (a)  FPA was embarked on a program of uncontrolled expansion;

     (b) FPA lacked internal controls and information systems adequate to form an accurate picture of the true financial condition of the Company, particularly with respect to shared risk and other receivables;

     (c) at the time of the acquisitions described above, as FPA was engaged in making the acquisitions, (i) each such acquired company had different accounting and information systems for accounting for receivables, (ii) although these acquisitions would have an immediate accretive effect on the Company's earnings, that the company lacked sufficient infrastructure and accounting systems to digest these acquisitions (iii) that, inevitably, there would be a raft of purportedly one-time charges related to the consolidation of these acquisitions, and (iv) that such charges would be material; which knowledge or reckless disregard rendered the Company's public statements and financial statements during the Class Period materially false.

     88. Defendants acted with scienter in that they knew or recklessly disregarded that the public documents and statements they issued in the name of the Company were materially false and misleading; knew or recklessly disregarded that such statements or documents would be issued or disseminated to the investing public; and knowingly or recklessly participated or acquiesced in the issuance or dissemination of such statements or documents.

     89. Defendants had both opportunity and motive to commit the fraud alleged herein. During the Class Period, they controlled the Company's financial disclosures and public statements. Their compensation, particularly their entitlement to bonuses and stock options, was substantially dependent on equaling or exceeding internal budgets and projections of revenues and profits, which could not be achieved if GAAP was followed. Defendants were also motivated to conceal their previous wrongdoing, so as to protect their executive positions and lucrative compensation. In addition, the Individual Defendants each sold FPA common stock at substantially inflated prices during the Class Period, as detailed below.

                          DEFENDANTS' INSIDER SELLING

     90. During the Class Period, defendants each occupied positions with FPA that made them privy to confidential, proprietary information concerning the Company's business, products, markets, financial conditions, and future business prospects. Notwithstanding their duty to refrain from trading FPA's stock under these circumstances, or to disclose the insider information prior to trading, certain of these defendants sold, for proceeds in excess of $10 million, prior to disclosure of the material adverse facts described above, shares of FPA common stock at prices that had been artificially inflated by defendants' materially false and misleading representations as set forth in the attached Exhibit A -- Insider Trading Chart.

                                    COUNT 1
                                    -------

          AGAINST ALL DEFENDANTS FOR VIOLATION OF SECTION 10(B) OF THE
          ------------------------------------------------------------
              EXCHANGE ACTS AND RULE 10B-5 PROMULGATED THEREUNDER
              ----------------------------------------------------

     91. Plaintiff incorporates by reference the allegations contained in each of the preceding paragraphs as though set forth fully herein.

     92. By engaging in the conduct alleged herein, by the making of false and misleading statements, and by omitting to disclose the material facts identified above, defendants employed devices and artifices, and engaged in a scheme and course of business which was intended to and did act to induce plaintiff and the members of the Class to purchase FPA securities at artificially inflated prices during the Class Period.

     93. During the Class Period defendants, singularly and in concert, directly and indirectly, engaged and participated in a course of business constituting a plan, scheme, and unlawful course of conduct, pursuant to which they knowingly or recklessly engaged in acts, transactions, and courses of business which operated as a fraud and deceit upon plaintiff and the other members of the Class. Defendants knowingly, or in reckless disregard for the truth, made the materially false and misleading statements, and failed to disclose the material facts necessary to make the statements made not misleading.

     94. As a result of the affirmative misrepresentations and failure to disclose material facts set forth herein, the market price of FPA securities was artificially inflated during the Class Period. Plaintiff and the other members of the Class relied, to their detriment, on the integrity of the market price in purchasing FPA securities. Had plaintiff and the other members of the Class known the truth, they would not have purchased such securities or would not have purchased them at the inflated prices that were paid.

     95. In addition, defendants failed to correct or supplement earlier reports and statements when they knew, or recklessly disregarded, were materially false and misleading and as to which there was a likelihood that market participants purchasing the Company's securities could reasonably be expected to be rely, either directly or indirectly.

     96. Upon the revelations of May 15, 1998, the market price of FPA's common stock declined substantially, as a result of disclosure of the materially adverse facts alleged in this Complaint. Plaintiff and other members of the Class have suffered substantial damages as a result of the wrongs complained of herein.

     97. By reason of the foregoing, defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder in that they: (a) employed devices, schemes, and artifices to defraud; (b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (c) engaged in acts, practices, and a course of business which operated as a fraud and deceit upon plaintiff and the other members of the Class in connection with their purchases of FPA securities during the Class Period.

                                    COUNT II
                                    --------

        Against the Individual Defendants for Violation of Section 20(a)
                              of the Exchange Act


     98. Plaintiff incorporates by reference the allegations contained in each of the preceding paragraphs as though set forth fully herein.

     99. The Individual Defendants, by virtue of their positions, stock ownership, and/or specific acts described above, had the power to control and influence, which they exercised, to cause FPA to engage in the illegal conduct complained of herein. As a result, at the time of the wrongs alleged herein, they were controlling persons within the meaning of Section 20(a) of the Exchange Act.

    100. The Individual Defendants, as the senior executive officers of FPA, were responsible for the issuance and contents of the Company's public statements to investors.

    101. As a direct and proximate result of defendants' wrongful conduct, plaintiffs and the Class have been damaged in connection with their purchases of FPA securities during the Class Period.


                               PRAYER FOR RELIEF
                               -----------------

WHEREFORE, plaintiff, on behalf of himself and the Class, prays for judgment as follows:

     A. Declaring this action to be a proper class action and certifying plaintiff as class representative under Rule 23 of the Federal Rules of Civil Procedure;

     B. Awarding compensatory damages in favor of plaintiff and other members of the Class against all defendants, jointly and severally, for the damages sustained as a result of the wrongdoing of defendants, together with interest thereon;

     C. Awarding plaintiff the fees and expenses incurred in this action, including reasonable allowance of fees for plaintiff's attorneys and experts; and

     D. Granting such other and further relief as the Court may deem just and proper.


                                  JURY DEMAND

Plaintiff demands a trial by jury.

Dated: May 18, 1998                              SCHUBERT & REED LLP


                                              By: /s/ JUDEN JUSTICE REED
                                                 -------------------------------
                                                      Juden Justice Reed

                                                  Attorneys for Plaintiff Harold
                                                 M. Sucher, Individually, and on
                                                        Behalf of a Class
                                                  Of Persons Similarly Situated

Exhibit A               FPA Medical Insider Trading Chart

                                        NO. OF
                                        SHARES
NAME                       DATE          SOLD         PRICE           PROCEEDS
--------------------------------------------------------------------------------
Dresnick, Stephen        11/26/97        1,000        $25.63          $25,630.00
                         11/26/97        4,000        $25.50         $102,000.00
                         11/25/97       10,000        $25.13         $251,300.00
                         11/27/97       11,140        $26.50         $295,210.00
                          5/21/97       10,000        $18.50         $185,000.00
--------------------------------------------------------------------------------
Dresnick Total                          36,140                       $859,140.00

--------------------------------------------------------------------------------
Ellis, Kevin              12/8/97        3,000        $24.50          $73,500.00
                         11/18/97        2,500        $27.00          $67,500.00
                         11/17/97        5,000        $26.50         $132,500.00
                         11/14/97        5,000        $25.50         $127,500.00
                         11/13/97        2,500        $24.50          $61,250.00
                          3/17/97        9,300        $19.44         $180,792.00
                          3/14/97        9,400        $20.72         $194,768.00
                          3/13/97        2,100        $22.34          $46,914.00
                          3/12/97        3,100        $22.13          $68,603.00
                          3/11/97        1,100        $22.88          $25,168.00
--------------------------------------------------------------------------------
Ellis Total                             43,000                       $978,495.00

--------------------------------------------------------------------------------
Flam, Seth                12/5/97          850        $23.44          $19,924.00
                          12/4/97        1,000        $24.00          $24,000.00
                          12/4/97       12,000        $23.81         $285,720.00
                          12/4/97        2,000        $23.88          $47,760.00
                          12/4/97        5,000        $23.81         $119,050.00
                         11/24/97        2,500        $27.75          $69,375.00
                         11/24/97        2,500        $27.75          $69,375.00
                         11/24/97        2,500        $27.75          $69,375.00
                         11/21/97        1,500        $27.50          $41,250.00
                         11/20/97       16,650        $27.25         $453,712.50
                         11/19/97        2,500        $27.63          $69,075.00
                         11/19/97        2,500        $27.50          $68,750.00
                         11/19/97        2,500        $27.63          $69,075.00
                          3/17/97       14,400        $19.44         $279,936.00
                          3/14/97       12,300        $20.72         $254,856.00
                          3/13/97        4,100        $22.34          $91,594.00
                          3/12/97        6,200        $22.13         $137,206.00
                          3/11/97        2,000        $22.88          $45,760.00
--------------------------------------------------------------------------------
Flam total                              93,000                     $2,215,793.50

--------------------------------------------------------------------------------
Hassman, Howard          11/18/97       11,500        $27.09         $311,535.00
                         11/18/97        2,500        $27.01          $67,525.00
                         11/17/97       10,000        $25.39         $253,800.00
                         11/17/97       10,000        $26.38         $253,800.00
                         11/14/97       10,000        $25.56         $255,600.00
                          11/7/97        5,000        $23.55         $117,750.00
                          11/6/97        5,000        $24.50         $122,500.00

Exhibit A               FPA Medical Insider Trading Chart

                          11/4/97        5,000        $24.38         $121,900.00
                          3/14/97        2,500        $21.00          $52,500.00
                          3/14/97       27,500        $20.88         $574,200.00
                          3/14/97        7,000        $21.00         $147,000.00
                          3/11/97        2,000        $22.88          $45,760.00
--------------------------------------------------------------------------------
Hassman Total                           98,000                     $2,343,870.00

--------------------------------------------------------------------------------
Lash, Steven              12/5/97        4,850        $23.44         $113,084.00
                          12/4/97        1,000        $24.00          $24,000.00
                          12/4/97       17,000        $23.81         $404,770.00
                          12/4/97        2,000        $23.88          $47,760.00
                         11/20/97       16,650        $27.25         $453,712.50
                         11/19/97        2,500        $27.63          $69,075.00
                         11/19/97        5,000        $27.50         $137,500.00
                          3/17/97       11,100        $19.44         $215,784.00
                          3/14/97        9,400        $20.72         $194,768.00
                          3/13/97        3,200        $22.34          $71,488.00
                          3/12/97        4,700        $22.13         $104,011.00
                          3/11/97        2,000        $22.88          $45,760.00
--------------------------------------------------------------------------------
Lash Total                              79,400                     $1,882,312.50

--------------------------------------------------------------------------------
Lizerbram, Sol            12/4/97          750        $23.88          $17,910.00
                          12/4/97        1,000        $24.25          $24,250.00
                          12/4/97        7,500        $24.13         $180,975.00
                          12/4/97        1,500        $24.00          $36,000.00
                          12/1/97        4,000        $25.38         $105,520.00
                          12/1/97        1,000        $26.44          $26,440.00
                         11/24/97        5,000        $27.75         $138,750.00
                         11/24/97        2,500        $27.75          $69,375.00
                         11/21/97        1,500        $27.50          $41,250.00
                         11/20/97       16,650        $27.25         $453,712.50
                         11/19/97        2,500        $27.63          $69,075.00
                         11/19/97        2,500        $27.50          $68,750.00
                         11/19/97        2,500        $27.63          $69,075.00
                          3/17/97       12,600        $19.44         $244,944.00
                          3/14/97        2,500        $21.00          $52,500.00
                          3/13/97        4,100        $22.34          $91,594.00
                          3/13/97        3,200        $21.00          $67,200.00
                          3/12/97        6,200        $22.13         $137,206.00
                          3/11/97        2,000        $22.88          $45,760.00
--------------------------------------------------------------------------------
Lizerbram Total                         79,500                     $1,940,286.50

--------------------------------------------------------------------------------
Grand Total                            429,040                    $10,219,897.50

                        CERTIFICATION OF NAMED PLAINTIFF

                      PURSUANT TO FEDERAL SECURITIES LAWS

     Harris Sucher, ("Plaintiff"), declares, as to his claims asserted under the federal securities laws against FPA Medical Management, Inc., that:

     1.   Plaintiff has renewed the complaint and authorized its filing.

     2. Plaintiff did not purchase the security that is not subject to this action at the direction of Plaintiff's counsel or in order to participate in this private action.

     3. Plaintiff is willing to serve as a representative on behalf of the Class, including providing testimony at deposition and trial, if necessary.

     4. Plaintiff's transactions in the security that is the subject of this action during the Class Period is as follows:


Security       Transaction         Date           Price
--------       -----------         ----           -----
FPAM           Bought              1/29/1998      $??????
FPAM           Bought              1/23/1996      $??????
FPAM           Bought              1/27/1999      $??????

     5. Plaintiff has sought to serve as class representative in the cases in the last three (3) years: Coram Healthcare Securities Litigation, United States District Court for the District of Colorado, Master File No. 91-K-20??, and Employee Solutions

Securities Litigation, United States District Court for the District of Arizona, No. CIV-553PHXEHC.

     6. Plaintiff will not accept any payment for serving as representative on behalf of the class beyond Plaintiff's pro rata share of any recovery, except such reasonable costs and expenses (including lost wages) directly relating to the representative of the Class as ordered or approved by the Court.

     I declare under penalty of perjury that the foregoing is true and correct. Executed this 18th day of May, 1998, in Phoenix, Arizona.


                                        /s/ HAROLD SUCHER
                                        ---------------------------------
                                        Harold Sucher

                                                             FILED
                                                       98 MAY 18 PM 4:25
                                                   CLERK, U.S. DISTRICT COURT
                                                 SOUTHERN DISTRICT OF CALIFORNIA

                                                         BY: [SIG] DEPUTY


                               CIVIL COVER SHEET

JS 44 - NO. CALIF.
(Rev. 4/97)

The JS-44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except at provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. (SEE INSTRUCTIONS ON THE REVERSE OF THE FORM.)

I. (a) PLAINTIFFS

HAROLD SUCHER, individually and on behalf of a class of persons similarly situated, PLAINTIFF


(b)  COUNTY OF RESIDENCE OF FIRST LISTED PLAINTIFF
                        (EXCEPT IN U.S. PLAINTIFF CASES) --------

--------------------------------------------------------------------------------
(c)  ATTORNEYS (FIRM NAME, ADDRESS,AND TELEPHONE NUMBER)

ROBERT C. SCHUBERT 62684     (415) 788-4220
JUDEN JUSTICE REED 153748
SCHUBERT & REED LLP
Two Embarcadero Center, Suite 1050
San Francisco, CA 94111

--------------------------------------------------------------------------------

DEFENDANTS

FPA MEDICAL MANAGEMENT, INC., a Delaware Corporation; STEPHEN DRESNICK; KEVIN ELLIS; SETH FLAM; HOWARD HASSMAN; STEPHEN LASH; SOL LIZERBRAM

COUNTY OF RESIDENCE OF FIRST LISTED DEFENDANT        San Diego
                                              ----------------------------------
                         (IN U.S. PLAINTIFF CASES ONLY)

NOTE:  IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND
       INVOLVED

--------------------------------------------------------------------------------

ATTORNEYS (IF KNOWN)




--------------------------------------------------------------------------------

II.  BASIS OF JURISDICTION                         (PLACE AN x IN ONE BOX ONLY)

[ ]  1.  U.S. Government                 [X] 3.  Federal Question
         Plaintiff                               (U.S. Government Not a Party)

[ ]  2.  U.S. Government                 [ ] 4.  Diversity
         Defendant                               (Indicate Citizenship of
                                                    Parties in Item III)

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III. CITIZENSHIP OF PRINCIPAL PARTIES                (PLACE AN x IN ONE BOX FOR
     (For Diversity Cases Only)             PLAINTIFF AND ONE BOX FOR DEFENDANT)

                          PTF    DEF                                 PTF   DEF

Citizen of This State    [ ] 1  [ ] 1    Incorporated or Principal  [ ] 4  [ ] 4
                                           Place of Business in
                                           This State

Citizen of Another       [ ] 2  [ ] 2    Incorporated and           [ ] 5  [ ] 5
  State                                    Principal Place of
                                           Business in Another
                                           State

Citizen or Subject of    [ ] 3  [ ] 3    Foreign Nation             [ ] 6  [ ] 6
  a Foreign Country

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IV. ORIGIN                               (PLACE AN x IN ONE BOX ONLY)


                                                                                  Transferred                            Appeal to
                                                                                  from                                   District
[X] 1 Original    [ ] 2 Removed    [ ] 3 Remanded     [ ] 4 Reinstated      [ ] 5 another    [ ] 6 Multidistrict   [ ] 7 Judge
      Proceeding        from State       from               or Reopened           district         Litigation            from
                        Court            Appellate                                (specify)                              Magistrate
                                         Court                                                                           Judgment

--------------------------------------------------------------------------------

V. NATURE OF SUIT (PLACE AN x IN ONE BOX ONLY)

--------------------------------------------------------------------------------
       CONTRACT                                   TORTS
--------------------------------------------------------------------------------

[ ] 110 Insurance             PERSONAL INJURY                PERSONAL INJURY
[ ] 120 Marine            [ ] 310 Airplane             [ ] 362 Personal Injury--
[ ] 130 Miller Act        [ ] 315 Airplane Product             Med Malpractice
[ ] 140 Negotiable                Liability            [ ] 365 Personal Injury--
        Instrument        [ ] 320 Assault, Libel &             Product Liability
[ ] 150 Recovery of               Slander              [ ] 368 Asbestos Personal
        Overpayment &     [ ] 330 Federal Employers'           Injury Product
        Enforcement of            Liability                    Liability
        Judgment          [ ] 340 Marine
[ ] 151 Medicare Act      [ ] 345 Marine Product             PERSONAL PROPERTY
[ ] 152 Recovery of               Liability            [ ] 370 Other Fraud
        Defaulted Student [ ] 350 Motor Vehicle        [ ] 371 Truth in Lending
        Loans (Excl.      [ ] 355 Motor Vehicle        [ ] 380 Other Personal
        Veterans)                 Product Liability            Property Damage
[ ] 153 Recovery of       [ ] 360 Other Personal       [ ] 385 Property Damage
        Overpayment of            Injury                       Product Liability
        Veteran's Benefits
[ ] 160 Stockholders'
        Suits
[ ] 190 Other Contract
[ ] 195 Contract Product
        Liability

--------------------------------------------------------------------------------
REAL PROPERTY                 CIVIL RIGHTS                 PRISONER PETITIONS
--------------------------------------------------------------------------------

[ ] 210 Land Condemnation   [ ] 441 Voting             [ ] 510 Motion to Vacate
[ ] 220 Foreclosure         [ ] 442 Employment                 Sentence
[ ] 230 Rent Lease &        [ ] 443 Housing/               Habeas Corpus:
        Ejectment                   Accommodations     [ ] 530 General
[ ] 240 Torts to Land       [ ] 444 Welfare            [ ] 535 Death Penalty
[ ] 245 Tort Product        [ ] 440 Other Civil        [ ] 540 Mandamus & Other
        Liability                   Rights             [ ] 550 Other
[ ] 290 All Other Real
        Property

--------------------------------------------------------------------------------
 FORFEITURE/PENALTY            BANKRUPTCY                     OTHER STATUTES
--------------------------------------------------------------------------------
[ ] 610 Agriculture         [ ] 422 Appeal             [ ] 400 State
[ ] 620 Other Food & Drug           29 USC 158                 Reapportionment
[ ] 625 Drug Related        [ ] 423 Withdrawal         [ ] 410 Antitrust
        Seizure of                  29 USC 157         [ ] 430 Banks and Banking
        Property            -------------------------- [ ] 450 Commerce/ICC
        21 USC 851               PROPERTY RIGHTS               Rates/etc.
[ ] 630 Liquor Laws         -------------------------- [ ] 460 Deportation
[ ] 640 R.R & Truck         [ ] 820 Copyrights         [ ] 470 Racketeer
[ ] 650 Airline Regs        [ ] 830 Patent                     Influenced and
[ ] 660 Occupational        [ ] 840 Trademark                  Corrupt
        Safety/Health       --------------------------         Organizations
[ ] 690 Other                    SOCIAL SECURITY       [ ] 810 Selective Service
-------------------------   -------------------------- [X] 850 Securities/
         LABOR              [ ] 861 HIA (1395A)                Commodities/
-------------------------   [ ] 862 Black Lung (923)           Exchange
[ ] 710 Fair Labor          [ ] 863 DIWC/DIWW (405(g)) [ ] 875 Customer
        Standards Act       [ ] 864 SSID Title XVI             Challenge
[ ] 720 Labor/Mgmt.         [ ] 865 RSI (405(g))               12 USC 3410
        Relations                                      [ ] 891 Agricultural Acts
[ ] 730 Labor/Mgmt.         -------------------------- [ ] 892 Economic
        Reporting &             FEDERAL TAX SUITS              Stabilization
        Disclosure Act      --------------------------         Act
[ ] 740 Railway Labor       [ ] 870 Taxes (U.S.        [ ] 893 Environmental
        Act                         Plaintiff or               Matters
[ ] 790 Other Labor                 Defendant)         [ ] 894 Energy Allocation
        Litigation          [ ] 871 IRS--Third Party           Act
[ ] 791 Empl. Ret. Inc.             26 USC 7609        [ ] 895 Freedom of
        Security Act                                           Information Act
                                                       [ ] 900 Appeal of Fee
                                                               Determination
                                                               Under Equal
                                                               Access to Justice
                                                       [ ] 950 Constitutionality
                                                               of State Statutes
                                                       [ ] 890 Other Statutory
                                                               Actions

--------------------------------------------------------------------------------
VI. CAUSE OF ACTION

           (CITE THE U.S. CIVIL STATUTE UNDER WHICH YOU ARE FILING AND
                 WRITE A BRIEF STATEMENT OF CAUSE. DO NOT CITE
                   JURISDICTIONAL STATUTES UNLESS DIVERSITY.)



        SECURITIES FRAUD; 15 U.S.C. Section 78j(b)
--------------------------------------------------------------------------------

VII. REQUESTED IN           CHECK IF THIS IS A CLASS ACTION        DEMAND $            Check YES only if demanded in complaint:
     COMPLAINT:         [X] UNDER F.R.C.P. 23                                          JURY DEMAND:   [X] YES   [ ] NO

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VIII. RELATED CASE(S)   PLEASE REFER TO CIVIL L.R. 3-12 CONCERNING REQUIREMENT
      IF ANY            TO FILE "NOTICE OF RELATED CASE."
--------------------------------------------------------------------------------

IX.   DIVISIONAL ASSIGNMENT (CIVIL L.R. 3-2)
     (PLACE AN "X" IN ONE BOX ONLY)               [ ] SAN FRANCISCO/OAKLAND      [ ] SAN JOSE

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DATE                             SIGNATURE OF ATTORNEY OF RECORD

MAY 18, 1998                     [SIG]
--------------------------------------------------------------------------------

UNITED STATES DISTRICT COURT